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                                                                    EXHIBIT 3.78

                                                         STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                     FILED 02:00 PM 04/30/1998
                                                        981166193 - 2890943


                          CERTIFICATE OF INCORPORATION

                                       OF

                           DERMPATH ACQUISITION CORP.,

                           - A Delaware Corporation -

          FIRST: NAME. The name of the Corporation is Dermpath Acquisition Corp. (hereinafter referred to as the "CORPORATION").


          SECOND: REGISTERED OFFICE AND REGISTERED AGENT. The address of the registered office of the Corporation in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          THIRD: PURPOSE. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. The Corporation shall possess and may exercise all the powers and privileges granted by the General Corporation Law of the State of Delaware or by any other law or this Certificate of Incorporation, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation set forth in the preceding sentence hereof.

          FOURTH: CAPITAL STOCK. The total number of shares of stock which the Corporation shall have authority to issue is 3000 shares of common stock, par value $0.01 per share.

          FIFTH: INCORPORATOR. The name and mailing address of the sole incorporator of the Corporation are Stephanie R. Greene, c/o Richards & O'Neil, LLP, 885 Third Avenue, New York, New York 10022-4873.

          SIXTH: MANAGEMENT OF THE AFFAIRS OF THE CORPORATION. The following provisions relate to the management of the business and the conduct of the affairs of the Corporation and are inserted for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

               (1) The election of directors may be conducted in any manner provided in the By-laws of the Corporation, and need not be by written ballot.

               (2) The Board of Directors shall have the power to make, adopt, alter, amend or repeal the By-laws of the Corporation.

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          SEVENTH: REORGANIZATION. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agrees to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

          EIGHTH: LIABILITY OF DIRECTORS. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the date hereof to authorize corporate action further eliminating or limiting the liability of directors, then the liability of each director of the Corporation shall automatically be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of the provisions of this Article EIGHTH shall not adversely affect any right or protection of a director of the Corporation existing pursuant to this Article EIGHTH at the time of such repeal or modification.

          THE UNDERSIGNED, being the sole incorporator of the Corporation, for the purpose of forming a corporation under the laws of the State of Delaware, does hereby sign this Certificate of Incorporation this 30th day of April, 1998.

                                              INCORPORATOR:

                                              /s/ Stephanie R. Greene
                                              ---------------------------
                                              Stephanie R. Greene

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                                                         STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                     FILED 02:00 PM 04/30/1998
                                                        981166193 - 2890943


                              CERTIFICATE OF MERGER

                                       OF

                                 DERMPATH, INC.
                            (A NEW YORK CORPORATION)

                                      INTO

                           (DERMPATH ACQUISITION CORP.
                            (A DELAWARE CORPORATION)

                                    ********

          The undersigned corporation does hereby certify that:

          FIRST: The constituent corporations to the merger (the "Merger") are Dermpath, Inc., a New York corporation, and Dermpath Acquisition Corp., a Delaware corporation.

          SECOND: An Agreement of Merger (the "Merger Agreement") was approved, adopted, certified, executed, and acknowledged by each of the constituent corporations in accordance with Section 252(c) of the General Corporation Law of the State of Delaware.

          THIRD: The name of the surviving corporation is Dermpath Acquisition Corp.

          FOURTH: The Certificate of Incorporation of the surviving corporation shall be the certificate of Incorporation, except that Article FIRST shall be amended to change the name of the surviving corporation to Dermpath, Inc.

          FIFTH: The executed Merger Agreement is on file at an office of the surviving corporation at Two Overhill Road, Scarsdale, New York 10583.

          SIXTH: A copy of the Merger Agreement will be furnished on request and without cost to any stockholder of either the constituent corporations.

          SEVENTH: The authorized capital of Dermpath,Inc., a New York Corporation, is 200 shares of Common Stock, no par value.

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          IN Witness WHEREOF, the undersigned has executed this Certificate this
23rd day of June,1998.

                                              DERMPATH ACQUISITION CORP.


                                              BY: [ILLEGIBLE]
                                                 ------------------------------
                                                 Name: [ILLEGIBLE]
                                                 Title: Vice President